Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-85634, 33-89124, 333-76957 and 333-49290)
pertaining to SkyTerra Communications, Inc., of our report dated March 11, 2005 with respect to the combined consolidated financial statements of Hughes Network Systems included in this Form 8-K of SkyTerra Communications, Inc.


/s/ DELOITTE & TOUCHE LLP

Baltimore, Maryland
April 25, 2005